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                                                                    EXHIBIT 10.1

                      SECOND AMENDMENT TO CREDIT AGREEMENT
                       BY AND BETWEEN GMX RESOURCES, INC.
                          AND LOCAL OKLAHOMA BANK, N.A.

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is executed to be effective as of the 28th day of May, 2002 by and between GMX RESOURCES INC., an Oklahoma corporation, ENDEAVOR PIPELINE INC., an Oklahoma corporation, and EXPEDITION NATURAL RESOURCES INC., an Oklahoma corporation (the "Borrowers") and LOCAL OKLAHOMA BANK, N.A. (the "Bank").

                              W I T N E S S E T H:

     WHEREAS, effective October 31, 2000 Borrowers and Bank entered into that certain Credit Agreement (the "Original Agreement") whereby Bank provided Borrowers with a revolving line of credit in an amount governed by a Borrowing Base which shall not exceed $15,000,000.00, as evidenced by reducing revolving promissory note with a stated like amount of even date with the Original Agreement (the "Original Note").

     WHEREAS, as of June 18, 2001, Borrowers and Bank amended the Original Agreement for the first time (the "First Amendment") in order to permit certain preferred stock dividends and to evidence certain other changes as set forth therein (the Original Agreement as amended by the First Amendment is referred to herein as the "Agreement").

     WHEREAS, the obligations described in the Agreement are secured by, among other things not specifically set forth herein, certain oil and gas properties and other properties as set forth in the Agreement; and

     WHEREAS, all capitalized terms not otherwise defined herein shall have those meanings assigned to such terms in the Agreement;

     WHEREAS, Borrowers and Bank desire to amend the Agreement for the second time in order to evidence such changes to the Agreement as more particularly set forth herein;

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Bank hereby agree to amend the Agreement as follows:

     A.   CHANGES TO THE AGREEMENT

          1. The definition of "Collateral" set forth at Section 1.2 of the Agreement, Additional Defined Terms, is hereby amended and restated in its entirety as follows:

          " "Collateral" shall mean the Oil and Gas Properties, and any other Property of the Borrowers wherever located and whether now owned or existing or hereafter acquired or arising, including, without limitation, products and proceeds existing in connection with any of the foregoing.

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     2.   The definition of "Oil and Gas Properties" set forth at Section
1.2 of the Agreement, Additional Defined Terms, is hereby amended and restated in its entirety as follows:

               Oil and Gas Properties" shall mean fee, leasehold or other interests in or under mineral estates or oil, gas and other liquid or gaseous hydrocarbon leases with respect to oil and gas properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, and any or all gas plants or gas gathering systems owned by any Borrower together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Oil and Gas Properties appertaining, belonging, affixed or incidental thereto.

     3. Section 2.5 of the Agreement, Interest Rate, is hereby amended and restated in its entirety in order to increase the rate of interest to the Base Rate plus one percent (1%) as follows:

          Interest Rate. The outstanding unpaid principal balance of the Note shall bear interest at a fluctuating rate per annum equal to the Base Rate plus one-percent (1.0%). Upon notice from Lender to Borrowers of the occurrence of any Event of Default, the unpaid principal amount from time to time outstanding under the Note shall bear interest at a fluctuating rate per annum equal to the Default Rate (but not less than the Base Rate in effect on the date of the occurrence of the Event of Default). The interest rate applicable to the Note shall change as of the effective date of any change in the Base Rate. Interest shall be computed on the Note for the actual number of days elapsed on the basis of a year consisting of 360 days.

     4. Section 2.10 of the Agreement, Voluntary Prepayments, is hereby amended and restated in its entirety to include a termination fee as follows:

          The Borrowers shall have the right at any time or from time to time to prepay without premium or penalty, all or any part of the Loan Balance outstanding on the Note; provided, however, until all Obligations are fully paid and satisfied, no unscheduled principal reduction shall excuse the payment as it becomes due of any payment provided for herein. All prepayments made pursuant to this Section shall be applied first to accrued and unpaid interest and then to the Loan Balance. The above notwithstanding, Borrowers shall also pay a fee equal to one-half of one percent (1/2%) of the average Loan Balance over the immediately preceding 12 months in the event that (A) the Borrowers prepay, in whole or in part, the Loan Balance directly or indirectly, with the funds provided by, or obtained from, a lender other than Lender or other than from the sale or offering of any equity interest whatsoever in any Borrower or Affiliate or other than from the sale of Property of any Borrower permitted herein or
     (B) the Borrowers cancel or terminate this facility or if, for any reason, this facility ceases to exist prior to the Maturity Date.


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     5.   Section 6.2 of the Agreement, Quarterly Financial Statements, is
hereby amended and restated and re-captioned in its entirety in order to change the reporting requirement from quarterly to monthly as follows:

          6.2 Monthly Financial Statements. Beginning with the month ending June 30, 2002, deliver to the Lender, (a) on or before the 45th day after the close of each calendar month, a copy of the unaudited Financial Statements of Borrowers prepared on a consolidated basis as of the last day of such monthly period , such Financial Statement to be certified by a Responsible Officer of the Borrowers as having been prepared in accordance with GAAP and in a manner consistent with the annual audited Financial Statements, consistently applied, and as a fair presentation of the financial condition of the Borrowers , and (b) concurrent with (a) above, a Compliance Certificate executed by Borrowers' Responsible Officer stating that such Officers, after due inquiry, has no knowledge of a Default or Event of Default and containing a computation of, and demonstrating compliance with, each financial covenant set forth in Section 7 herein.

     6. Section 6.5 of the Agreement, Production Reports, is hereby amended and restated and re-captioned in its entirety in order to change the reporting requirement from quarterly to monthly as follows:

          6.5 Production Reports. Within forty-five (45) days from each calendar month end, furnish Lender a monthly summary report of oil and gas production for said period indicating the immediately preceding quarter's sales volume, sales revenues, production taxes, operating expenses, capital expenditures and net operating income from or attributable to the Borrowers' Oil and Gas Properties pledged to secure the Obligations hereunder, with detailed calculations and worksheets, and, in the case of take or pay or prepayment agreements during such quarter, provide copies of same.

     7. A new affirmative covenant shall be added to ARTICLE IV of the Agreement, AFFIRMATIVE COVENANTS, as Section 6.25 and shall be entitled "Trade Payables" and shall state as follows:

          6.25 Payables. In addition to those obligations described in Section
     6.12 of this Agreement, Payment of Assessments and Charges, Borrowers shall pay all accounts payable for which a statutory mechanism is in place permitting the account holder to file a lien against the Collateral within 90 days from the date such payable is due and owing.

     B.   REPRESENTATIONS AND WARRANTIES

     Each Borrower hereby represents and warrants to Bank that:

          1. Each Borrower is a corporation, duly organized, legally existing, and in good standing under the laws of the State of Oklahoma, and is duly qualified as a foreign


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corporation and in good standing in all other states wherein the nature of its business or its assets make such qualification necessary.

          2. Each Borrower's execution and delivery of this Amendment and performance of its obligations hereunder: (a) are and will be within its powers;
(b) are duly authorized by its board of directors; (c) are not and will not be in contravention of any law, statute, rule or regulation, the terms of its articles or incorporation and bylaws, nor of any agreement or undertaking to which any Borrower or any of its properties are bound; (d) do not require any consent or approval (including governmental) which has not been given; and (e) will not result in the imposition of liens, charges or encumbrances on any of its properties or assets, except those in favor of Bank hereunder.

          3. This Amendment, when duly executed and delivered, will constitute the legal, valid and binding obligations of Borrowers, enforceable in accordance with its terms.

          4. All financial statements, balance sheets, income statements and other financial data which have been or are hereafter furnished to Bank by Borrowers to induce Bank to make the loans hereunder due, and as to subsequent financial statements will, fairly represent each Borrower's financial condition as of the dates for which the same are furnished. All such financial statements, reports, papers and other data furnished to Bank are and will be, when furnished: prepared in accordance with generally accepted accounting principles consistently applied; accurate and correct in all material respects; and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter. Since the date of the last such financial statements, no material adverse change has occurred in the operations or condition, financial or otherwise and other financial data provided to Bank; of any Borrower, nor, to the best of their knowledge, has any Borrower incurred, any material liabilities or made any material investment or guarantees, direct or contingent, in any single case or in the aggregate, which has not been disclosed to Bank.

          5. The Borrowers are the sole and lawful owner of the Collateral, pledged, mortgaged or assigned by it, and Borrowers have, and as to after acquired property or new properties will have, good right to cause the Collateral to be hypothecated to Bank as security for the obligations described in the Agreement, as amended hereby. Further, the ownership interests set forth in that certain Engineering Report dated March 19, 2002 from Sproule Associates, Inc. purported to be owned by Borrowers, or any one of them, are true and correct and Borrowers do, in fact, own such interests in such Collateral.

          6. The Collateral set forth on that certain Engineering Report dated March 19, 2002 from Sproule Associates, Inc. are free and clear of all mortgages, liens and encumbrances, except for Permitted Liens and liens in favor of Cudd Pressure Control, Inc. and Nabors Drilling USA, LP which will be paid with proceeds of the Loan. Further, Borrowers have no invoices for labor related to such properties or materials provided to such properties which have not been paid within90 days from the date such invoice is due and payable.

          7. All of each Borrower's other representations and warranties set forth in Section 8 of the Agreement, Representations and Warranties, are true and correct on and as of the


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date hereof with the same effect as though made and repeated by such Borrower as of the date hereof.

     C.   CONDITIONS

     Bank's obligations under the Agreement, as hereby amended, are subject to the following conditions:

          1. Bank and Borrowers shall have executed and delivered this Amendment.

          2. Borrowers shall, or will from time to time, have executed such additional mortgages, deeds of trust, financing statement and such other documents as are deemed necessary by Bank in order to perfect a lien in favor of Bank in and to those Oil and Gas Properties necessary to achieve the percentages required by the covenants set forth herein.

          3. Each Borrower's representations and warranties set forth in Section B hereof shall be true and correct on and as of the date hereof, and the date of any subsequent advance with the same effect as though such representation and warranty had been on and as of such date.

          4. Borrowers shall have satisfied all conditions set forth in the Agreement.

          5. As of the date hereof, and the date of any subsequent Advance, no Event of Default nor any event which, with the giving of notice or lapse of time, would constitute an Event of Default shall have occurred and be continuing.

          6. Borrowers shall have provided Bank with a copy of any settlement with Nabors Drilling USA, L.P.

          7. Borrowers shall have paid Bank a fee equal to one percent (1%) of the increase to the Borrowing Base which such amount equals $25,000. The parties understand and agree that this amount is in excess of the amount of such fee provided for in the Agreement due to the increase to the Borrowing Base plus the waivers contained herein.

          8. Borrowers shall have provided to Bank and Bank shall have approved of the form of the releases of those liens filed by Nabors Drilling USA, LP and Cudd Pressure Control, Inc. against any Borrower's Oil and Gas Properties.

     D.   OTHER COVENANTS AND MISCELLANEOUS TERMS

          1. This Amendment shall serve as notification to Borrowers that the Borrowing Base shall be increased to $12,500,000.00 which such amount shall remain in effect, subject to the Monthly Commitment Reductions, until the next Borrowing Base Determination.


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Until June 1, 2002, the Monthly Commitment Reduction shall be $0.00. On June 1,
2002 and July 1, 2002, the Monthly Commitment Reduction shall be $172,000.00. Beginning August 1, 2002 and continuing until the next Borrowing Base Determination, the Monthly Commitment Reduction shall be $172,000 plus any positive difference between $172,000.00 and 80% of the Net Cash Flow reported for the second month preceding the first day of each month. For the purposes of this definition, the term "Net Cash Flow" shall be defined as Net Income, as determined by GAAP, before income taxes plus non-cash expenses (depreciation, depletion, and amortization).

          2. Borrowers hereby agree that notwithstanding any other purpose permitted by the Agreement, proceeds of this $2,500,000.00 increase to the Borrowing Base shall only be used to reduce outstanding accounts payable to include $801,051.18 owed to Nabors Drilling USA, L.P and $324,184.63 owed to Cudd Pressure Control, Inc.

          3. Borrowers shall provide Bank with file stamped copies of those releases described in that certain letter agreement by and between Nabors Drilling USA, L.P. and GMX Resources, Inc. dated June 3, 2002 within thirty (30) days of the date hereof; furthermore, Borrowers shall provide Bank with file stamped copies of those releases filed by Cudd Pressure Control, Inc.

          4. Bank hereby expressly waives, on a one-time basis, that default created by Borrowers' failure to comply with the Adjusted Current Ratio set forth at Section 7.1 of the Agreement for the quarterly periods ending December 31, 2001 and March 31, 2002, thereby creating a default pursuant to Section 9.1(f) of the Agreement. Further, Bank hereby expressly waives, on a one time basis, that default created by those certain Liens filed by Nabors Drilling USA, L.P. and Cudd Pressure Control, Inc. against certain of Borrowers' Oil and Gas Properties in violation of the covenant set forth at Section 8.3 of the Agreement, thereby creating a default pursuant to Section 9.1(f) of the Agreement. It is expressly intended that these waivers are provided on a one-time basis and are not meant to be continuing. This waiver does not waive any default not specifically listed above nor does it waive further violations of Sections 7.1, 8.3 or any other provision of the Agreement.

          5. Bank hereby expressly waives, on a one-time basis that default created by Borrowers' incurrence of additional indebtedness in violation of
Section 8.1 of the Agreement by virtue of its settlement agreement with Nabors Drilling USA, L.P. which creates an Event of Default pursuant to Section 9.1(c). It is expressly intended that these waivers are provided on a one-time basis and are not meant to be continuing. This waiver does not waive any default not specifically listed above nor does it waive further violations of Sections 7.1,
8.3 or any other provision of the Agreement.

          6. Borrowers hereby agree to provide such additional mortgages and title work pertaining to the Oil and Gas Properties to Bank's satisfaction within thirty (30) days of any such request by Bank.

          7. Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and the same is hereby ratified and extended.


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          8.   The obligations described in the Agreement, as amended hereby, including but not limited to the indebtedness evidenced by the Note executed in conjunction with the Agreement, shall continue to be secured by the Collateral, without interruption or impairment of any kind.

          9. Borrowers agree to execute such additional mortgages, deeds of trust and/or amendments to such documents already in place as Bank deems necessary to adequately secure the loan at any time and from time to time hereafter.

          10. The Borrowers hereby agree to pay all reasonable attorney fees and legal expenses incurred by Bank in preparation, execution and implementation of this Amendment and any mortgages, guaranty agreements, subordination agreements, deeds of trust, security agreements, pledge agreements or any amendments thereto.

          11. This Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding on and inure to the benefit of the Borrower and Bank, and their respective successors and assigns. All obligations of the Borrowers under the Agreement and all rights of Bank and any other holder of the Note, whether expressed herein or in any Note, shall be in addition to and not in limitation of those provided by applicable law. Borrowers irrevocably agree that, subject to Bank's sole election, all suits or proceedings arising from or related to the Agreement, as amended, or the Note may be litigated in courts (whether State or Federal) sitting in Oklahoma City, Oklahoma, and the Borrowers hereby irrevocably waives any objection to such jurisdiction and venue.

          12. This Amendment may be executed in as many counterparts as are deemed necessary or convenient, and it shall not be necessary for the signature of more than any one party to appear on any single counterpart. Each counterpart shall be deemed an original, but all shall be construed together as one and the same instrument. The failure of any party to sign shall not affect or limit the liability of any party executing any such counterpart.

                                        BORROWERS:

                                        GMX RESOURCES INC.,
                                        an Oklahoma corporation

                                        /s/ Ken L. Kenworthy, Sr.
                                        ----------------------------------------
                                        By:   Ken L. Kenworthy, Sr.
                                        Title: Chief Financial Officer


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                                        ENDEAVOR PIPELINE INC.,
                                        an Oklahoma corporation

                                         /s/ Ken L. Kenworthy, Sr.
                                        ----------------------------------------
                                        By:   Ken L. Kenworthy, Sr.
                                        Title: Chief Financial Officer


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                                       EXPEDITION NATURAL RESOURCES INC.,
                                       an Oklahoma corporation

                                        /s/ Ken L. Kenworthy, Sr.
                                       -----------------------------------------
                                       By:    Ken L. Kenworthy, Sr.
                                       Title: Chief Financial Officer


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                                       BANK:

                                       LOCAL OKLAHOMA BANK, N.A.

                                        /s/ John K. Slay, Jr.
                                       -----------------------------------------
                                       By:    John K. Slay, Jr.
                                       Title: Senior Vice President

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